Exhibit 10.8

FIRST AMENDMENT TO LEASE

(11011 King Street; Suite 260)

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into to be effective as of January 19, 2004, by and between King Street Properties, L.L.C., a Kansas limited liability company, as owner/agent (“Lessor”), and ICOP Digital Inc., a Nevada corporation (“Lessee”), who agree as follows:

WHEREAS, Lessor and Lessee are parties to that certain Office Building Lease entered on or about June 4, 2003 (the “Lease”), pursuant to which Lessor leases to Lessee a certain office suite described as Suite 260 (the “Premises”), located on the 2nd floor of the building located at 11011 King Street, Overland Park, Kansas (the “Building”); and

WHEREAS, the parties desire to provide Lessee with an early termination option;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, receipt of which is hereby acknowledged, subject to all of the terms, covenants and conditions herein and in the Lease, the parties agree that the Lease shall be and hereby is modified, amended and superseded in the following particulars:

1.                                       Defined Terms.  Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise modified herein.

2.                                       Lease Term.  The Term of the Lease is currently scheduled to run through and expire on December 31, 2006.

3.                                       Early Termination Option.  Lessee shall have the right to prematurely terminate this Lease (the “Termination Option”), effective as of June 30, 2005 (the “Early Termination Date”), subject to the following terms and conditions:

(a)                                  Lessee shall not be in default under this Lease either on the date that Lessee exercises the Termination Option or on the designated Early Termination Date; and

(b)                                 Lessee must give Lessor no less than four (4) months advance written notice of Lessee’s election to exercise this Termination Option (“Lessee’s Termination Notice”), time being of the essence; and

(c)                                  Upon exercise of the Termination Option, Lessee shall pay Lessor an early termination fee of $25,000.00 (the “Early Termination Fee”).  The Early Termination Fee shall be payable in full with delivery of the Lessee’s Termination Notice.  Rent shall thereafter be payable as scheduled through the Early Termination Date.

If Lessee properly exercises this Termination Option, and performs all of its obligations through the Early Termination Date, then all Rent payable under this Lease shall be paid through and apportioned as of the Early Termination Date, the Term of this Lease shall terminate as of the Early Termination Date, and neither party shall thereafter have any further rights or obligations accruing after said Early Termination Date, except those which by the provisions of this Lease expressly survive the expiration of the Lease Term.

4.                                       Ratification; Estoppel; Binding Effect.  Lessee hereby confirms that the Lease is in full force and effect, has not been changed, modified or amended, except as summarized above, and is free from default by Lessor and/or Lessee.  Lessee is not aware and has no notice of any claim, litigation or proceeding pending or threatened against the Premises or the Building or relating to the Lease, and there are no claims or basis for allowances, concessions, offsets or entitlement under the Lease or against Lessor or otherwise.  Lessee is not aware of and has no notice of any violation of any law or statute, code, ordinance or directive relating to the use or conditions of the Premises or the Building or Lessee’s operations therein, and Lessee confirms that Lessee accepts the “as is” “where is” condition and configuration of the Premise.  Except as specifically amended as provided herein, the Lease is hereby ratified and confirmed by the parties and shall remain unchanged and in full force and effect for the Term, subject to the terms and provisions thereof and hereof.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

5.                                       Broker.  Lessee represents to Lessor that Lessee has not dealt with any real estate broker, salesperson or finder in connection with the negotiation of this Amendment other than Kessinger/Hunter & Company, Inc., and no other person or entity representing Lessee is entitled to any compensation or commission in connection herewith.  Lessor shall be responsible for any commission due the above broker and/or any other broker with whom Lessor has dealt.

6.                                       Submission.  Submission of this Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligation on Lessor shall arise under this Amendment until and unless this Amendment is accepted and signed by an authorized agent of Lessor.

7.                                       Conflict; Interpretation.  In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT TO LEASE to be effective as of the date first set forth above.

Lessor:		Lessee:

King Street Properties, L.L.C.,		ICOP Digital, Inc.,
a Kansas limited liability company		a Nevada corporation

By:	/s/ Paul P Denzer	By:	/s/ David C. Owen
	Paul P. Denzer, its Manager		David C. Owen, its Chairman and CFO